EXHIBIT 12

                                              SNYDER OIL CORPORATION

                               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                    (UNAUDITED)


                                                                    YEAR ENDED DECEMBER 31,
                                                ------------------------------------------------------------------
                                                   1992          1993         1994          1995          1996
                                                -----------   -----------  -----------   -----------   -----------
                                                                     (DOLLARS IN THOUSANDS)
Income (loss) before taxes, minority
   interest and extraordinary item                 $15,027       $22,538      $13,510      ($40,604)      $75,701
Interest expense                                     4,997         5,315       10,337        21,679        23,587
                                                -----------   -----------  -----------   -----------   -----------
Earnings before taxes, minority
   interest, extraordinary item and
   fixed charges                                    20,024        27,853       23,847       (18,925)       99,288
                                                ===========   ===========  ===========   ===========   ===========



Fixed Charges:
Interest expense                                     4,997         5,315       10,337        21,679        23,587
Preferred stock dividends of
    majority owned subsidiary                         -             -            -             -            1,520
                                                -----------   -----------   ----------   -----------   -----------
Total fixed charges                                 $4,997        $5,315      $10,337       $21,679       $25,107
                                                ===========   ===========  ===========   ===========   ===========



Ratio of earnings to fixed charges                    4.01          5.24         2.31         (0.87)         3.95
                                                ===========   ===========  ===========   ===========   ===========



                                               SNYDER OIL CORPORATION

                                         COMPUTATION OF RATIO OF EARNINGS TO
                                   COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                    (UNAUDITED)



                                                                    YEAR ENDED DECEMBER 31,
                                               ---------------------------------------------------------------------
                                                   1992         1993         1994          1995           1996
                                               -----------   -----------  -----------   -----------   -----------
                                                                    (DOLLARS IN THOUSANDS)
Income (loss) before taxes, minority
   interest and extraordinary item                $15,027       $22,538      $13,510      ($40,604)      $75,701
Interest expense                                    4,997         5,315       10,337        21,679        23,587
                                               -----------   -----------  -----------   -----------   -----------
Earnings before taxes, minority
   interest, extraordinary item and
   fixed charges                                   20,024        27,853       23,847       (18,925)       99,288
                                               ===========   ===========  ===========   ===========   ===========



Fixed Charges:
Interest expense                                    4,997         5,315       10,337        21,679        23,587
Preferred stock dividends                           4,800         9,100       10,806         6,210         6,210
Preferred stock dividends
    majority owned subsidiary                         -            -            -             -            1,520
                                               -----------   -----------  -----------   -----------   -----------
Total fixed charges                                $9,797       $14,415      $21,143       $27,889       $31,317
                                               ===========   ===========  ===========   ===========   ===========
Ratio of earnings
   to combined fixed charges
   and preferred dividends                           2.04          1.93         1.13         (0.68)         3.17
                                              ============    ==========  ===========   ===========    ==========

                                                         2